For Immediate Release

Contact:	Mark Doheny Director, Investor Relations 713-209-8484 Mark.Doheny@cooperindustries.com	Exhibit 99.1

Cooper Industries Reports Strong Fourth Quarter Results

Earnings Per Share of $.85 As Core Revenues Increase a Record 14 Percent

Dublin, Ireland, January 26, 2011 – Cooper Industries plc (NYSE: CBE) reported core revenue growth of 14.1 percent as revenue reached $1.26 billion compared with $1.10 billion for the same period last year, excluding Tools segment revenue in 2009. Fourth quarter 2010 earnings per share from operations increased 12 percent to $.85 (diluted) compared with $.76 per share for the fourth quarter of 2009. For the quarter currency translation reduced reported revenues by 0.6 percent and acquisitions added 0.7 percent compared to the prior year.

“We are very pleased to report record core revenue growth in the fourth quarter for the combined Electrical Segments, a result of the improving conditions in our global end-markets and the continued success of our key growth initiatives. Our core growth accelerated in the quarter, as our industrial markets remained strong, utility markets continued to improve and demand for energy-efficient lighting technologies such as LED gained additional momentum. Additionally, we benefited from previous investments in strategic growth initiatives as both new product sales and international sales as a percent of total revenues were at all-time highs in the quarter. Incremental margins were somewhat muted by increasing commodity costs, the negative fixed cost absorption impact of inventory reductions and non-recurring legal and acquisition costs,” said Cooper Industries’ Chairman and Chief Executive Officer Kirk S. Hachigian.

Revenues for the twelve months of 2010 were $4.75 billion, a 5.4 percent increase from the $4.51 billion in revenues for the twelve months of 2009, excluding the Tools segment revenues. For 2010, net income excluding the loss on the Tools Joint Venture recognized in the second quarter was $537.5 million, compared with $413.6 million from continuing operations for the prior year of 2009. Diluted earnings per share of $3.20, excluding the loss on the Tools Joint Venture, increased 30.1 percent compared with prior year’s earnings per share of $2.46 from continuing operations.

During 2010 Cooper generated $606.6 million in free cash flow. Our total debt net of cash as of December 31was $393.4 million, which results in a 10.9 percent net debt to capitalization ratio. “This is the tenth consecutive year we have reported free cash flow from operations greater than earnings from continuing operations. Our ability to generate strong free cash flow through all business cycles has provided us the flexibility to execute a consistent, well balanced capital allocation program. During the fourth quarter, we successfully issued $250 million of 5-year senior unsecured notes and $250 million of 10-year senior unsecured notes at a blended interest rate of 3.125 percent. With an exceptionally strong balance sheet, we continued to fund our core growth initiatives and are well positioned to capitalize on an improving acquisition pipeline as demonstrated by the three acquisitions completed in the fourth quarter of 2010 around our strategic growth platforms,” said Hachigian.

Segment Results
Energy & Safety Solutions segment revenues for the fourth quarter of 2010 increased 15.0 percent to $676.7 million, compared with $588.5 million in the fourth quarter 2009. Cores revenues were 14.9 percent higher than the comparable prior year period with currency translation decreasing reported revenues 1.2 percent and acquisitions adding 1.3 percent. Segment operating earnings were $113.8 million, an increase of over 21 percent from the $93.8 million in the prior year’s fourth quarter. Segment operating margin increased 90 basis points to 16.8 percent for the fourth quarter 2010, compared to the fourth quarter of 2009 as a result of previous and ongoing cost reduction actions and favorable leverage of fixed costs from higher revenue.

Revenues for the twelve months of 2010 increased 4.1 percent to $2.52 billion, compared to $2.42 billion for 2009. Segment operating earnings for 2010 increased to $424.7 million, compared to $374.9 million in the prior-year. For 2010 the segment operating margin increased 140 basis points to 16.9 percent, compared to the twelve months of 2009.

Electrical Products Group segment revenues for the fourth quarter of 2010 increased 13.3 percent to $583.2 million, compared with $514.6 million in the fourth quarter 2009. Core revenues were 13.0 percent higher than prior year, with currency translation increasing reported results 0.2 percent and acquisitions adding 0.1 percent. Segment operating earnings were $80.4 million, an increase of nearly 4 percent from the $77.4 million reported in the prior year’s fourth quarter. Segment operating margin decreased 120 basis points to 13.8 percent for the fourth quarter of 2010, compared to the fourth quarter of 2009 driven by the under absorption of fixed costs as a result of reductions in inventory, increasing commodity costs, prior year LIFO benefits and continued facility rationalization.

Revenues for the full year 2010 increased 6.8 percent to $2.24 billion, compared to $2.10 billion for the same period last year. Segment operating earnings for the twelve months of 2010 increased to $330.7 million compared to $263.3 million in the prior-year period.

As a result of the creation of the Apex Tool Group joint venture on July 4, 2010, the Tools business was deconsolidated in the third quarter 2010. Equity income from the Apex Tool Group joint venture of $12.3 million is included in operating earnings in the fourth quarter 2010. Tools segment reported operating earnings of $12.7 million in the fourth quarter of 2009. The second quarter 2010 results included a non-cash after-tax charge related to the formation of the JV of $93.7 million or $.56 per share which was primarily related to the recognition of cumulative translation losses.

Outlook
“We exit 2010 with strong core revenue growth performance, improving end-markets, and an exceptionally strong balance sheet. Our diverse portfolio and exposure to emerging global markets, innovative products and technologies have us well positioned for solid growth in 2011 and beyond. We will continue to fund our core businesses, invest in new products and technologies and increase our presence in strategic international markets to drive future growth. Our balance sheet provides us with the financial flexibility to make strategic acquisitions and continue to return capital to our shareholders,” commented Hachigian.

“For 2011 we are forecasting earnings per share from continuing operations of $3.60 to $3.80. This guidance assumes full-year revenue growth of 6 to 9 percent, excluding Tools segment revenue from 2010. For the first quarter of 2011 we expect earnings per share of $.80 to $.84 with revenue up 10 to 14 percent compared to the first quarter of 2010, again excluding Tools revenue. First quarter 2011 guidance includes a tax rate assumption of 19 to 20 percent which negatively impacts results by approximately $.05 per share compared to the fourth quarter of 2010,” said Hachigian.

About Cooper Industries
Cooper Industries plc (NYSE: CBE) is a global electrical products manufacturer with 2010 revenues of $5.1 billion. Founded in 1833, Cooper’s sustained success is attributable to a constant focus on innovation, evolving business practices while maintaining the highest ethical standards, and meeting customer needs. The Company has seven operating divisions with leading market positions and world-class products and brands including: Bussmann electrical and electronic fuses; Crouse-Hinds and CEAG explosion-proof electrical equipment; Halo and Metalux lighting fixtures; and Kyle and McGraw-Edison power systems products. With this broad range of products, Cooper is uniquely positioned for several long-term growth trends including the global infrastructure build-out, the need to improve the reliability and productivity of the electric grid, the demand for higher energy-efficient products and the need for improved electrical safety. In 2010 fifty-nine percent of total sales were to customers in the industrial and utility end-markets and thirty-nine percent of total sales were to customers outside the United States. Cooper has manufacturing facilities in 21 countries as of 2010. For more information, visit the website at www.cooperindustries.com.

Comparisons of 2010 and 2009 fourth quarter results appear on the following pages.

Statements in this news release are forward looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any statements regarding future revenues, costs and expenses, earnings, earnings per share, margins, cash flows, dividends and capital expenditures. Important factors which may affect the actual results include, but are not limited to, political developments, market and economic conditions, changes in raw material, transportation and energy costs, industry competition, the ability to execute and realize the expected benefits from strategic initiatives including revenue growth plans and cost control and productivity improvement programs, the ability to develop and introduce new products, the magnitude of any disruptions from manufacturing rationalizations, changes in mix of products sold, mergers and acquisitions and their integration into Cooper, the timing and amount of any stock repurchases by Cooper, changes in financial markets including currency exchange rate fluctuations, changing legislation and regulations including changes in tax law, tax treaties or tax regulations, and the resolution of potential liabilities and insurance recoveries resulting from on-going Pneumo-Abex related asbestos claims.

Conference Call

Cooper will hold a conference call today at 12:00 noon EST to provide shareholders and other interested parties an overview of the Company’s fourth quarter 2010 performance. Those interested in hearing the conference call may listen via telephone by dialing (888) 873-4896 using pass code 98251838, or over the Internet in the “Investors” section of the company website, www.cooperindustries.com. International callers should dial (617) 213-8850 and use pass code 98251838.

The conference call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the “Investors” section of the Company’s website, www.cooperindustries.com.

Informational exhibits concerning the Company’s fourth quarter performance that may be referred to during the conference call will be available in the “Investors” section of the Company’s website, www.cooperindustries.com prior to the beginning of the call.

CONSOLIDATED RESULTS OF OPERATIONS

	Quarter Ended December 31,
	2010	2009
	(in millions where applicable)
Revenues	$1,259.9	$1,256.6
Cost of sales	842.9	837.5
Selling and administrative expenses	249.0	254.4
Equity in (income) of Apex Tool Group, LLC	(12.3)	—
Restructuring and asset impairment charges	—	4.2

Operating earnings	180.3	160.5
Interest expense, net	13.2	14.0

Income before income taxes	167.1	146.5
Income taxes	25.2	17.7

Net income	$141.9	$128.8

Net Income Per Common share:
Basic	$.87	$.77
Diluted	$.85	$.76

Shares Utilized in Computation of Income Per Common Share:
Basic	163.8 million	167.5 million
Diluted	166.2 million	169.4 million

PERCENTAGE OF REVENUES

	Quarter Ended December 31,
	2010	2009
Revenues	100.0%	100.0%
Cost of sales	66.9%	66.6%
Selling and administrative expenses	19.8%	20.2%
Operating earnings	14.3%	12.8%
Income before income taxes	13.3%	11.7%
Net Income	11.3%	10.2%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Quarter Ended December 31
Segment Information

	Quarter Ended December 31,
	2010	2009
	(in millions)
Revenues:
Energy & Safety Solutions	$676.7	$588.5
Electrical Products Group	583.2	514.6

Total Electrical Segments	$1,259.9	$1,103.1
Tools	—	153.5

Total	$1,259.9	$1,256.6

Segment Operating Earnings:
Energy & Safety Solutions	$113.8	$93.8
Electrical Products Group	80.4	77.4
Tools	—	12.7

Total Segment Operating Earnings	194.2	183.9
General Corporate Expense	26.2	19.2
Equity in (income) of Apex Tool Group, LLC	(12.3)	—
Restructuring and asset impairment charges	—	4.2
Interest expense, net	13.2	14.0

Income from operations before income taxes	$167.1	$146.5

	Quarter Ended December 31,
	2010	2009
Return on Sales:
Energy & Safety Solutions	16.8%	15.9%
Electrical Products Group	13.8%	15.0%
Total Electrical Segments	15.4%	15.5%

Impact of Unusual Items

	Income Before	Income		Net Income Per
	Income Taxes	Taxes	Net Income	Common Share
				Basic	Diluted
Reported three months ended December 31, 2010	$167.1	$25.2	$141.9	$.87	$.85

Reported three months ended December 31, 2009	$146.5	$17.7	$128.8	$.77	$.76
Restructuring and asset impairment charges	4.2	0.6	3.6	.02	.02
Tax Benefits	—	3.2	(3.2)	(.02)	(.02)

Excluding adjustments	$150.7	$21.5	$129.2	$.77	$.76

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CONSOLIDATED RESULTS OF OPERATIONS

	Twelve Months Ended
	December 31,
	2010	2009
	(in millions where applicable)
Revenues	$5,065.9	$5,069.6
Cost of sales	3,380.6	3,483.8
Selling and administrative expenses	986.1	1,011.8
Equity in (income) of Apex Tool Group, LLC	(22.8)	—
Loss related to contribution of net assets to Apex Tool Group, LLC	134.5	—
Restructuring and asset impairment charges	8.0	29.9

Operating earnings	579.5	544.1
Interest expense, net	49.4	61.4

Income from continuing operations before income taxes	530.1	482.7
Income taxes	86.3	69.1

Income from continuing operations	443.8	413.6
Income related to discontinued operations, net of income taxes	—	25.5

Net income	$443.8	$439.1

Net Income Per Common share:
Basic:
Continuing operations	$2.67	$2.47
Discontinued operations	—	.15

Net Income	$2.67	$2.62

Diluted:
Continuing operations	$2.64	$2.46
Discontinued operations	—	.15

Net Income	$2.64	$2.61

Shares Utilized in Computation of Income Per Common Share:
Basic	166.1 million	167.2 million
Diluted	168.1 million	168.5 million

PERCENTAGE OF REVENUES

	Twelve Months Ended
	December 31,
	2010	2009
Revenues	100.0%	100.0%
Cost of sales	66.7%	68.7%
Selling and administrative expenses	19.5%	20.0%
Operating earnings	11.4%	10.7%
Income from continuing operations before income taxes	10.5%	9.5%
Income from continuing operations	8.8%	8.2%

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CONSOLIDATED RESULTS OF OPERATIONS (Continued)
Additional Information for the Twelve Months Ended December 31
Segment Information

	Twelve Months Ended
	December 31,
	2010	2009
	(in millions)
Revenues:
Energy & Safety Solutions	$2,516.7	$2,416.6
Electrical Products Group	2,238.0	2,095.3

Total Electrical Segments	$4,754.7	$4,511.9
Tools	311.2	557.7

Total	$5,065.9	$5,069.6

Segment Operating Earnings:
Energy & Safety Solutions	$424.7	$374.9
Electrical Products Group	330.7	263.3
Tools	33.1	18.5

Total Segment Operating Earnings	788.5	656.7
General Corporate Expense	89.3	82.7
Equity in (income) of Apex Tool Group, LLC	(22.8)	—
Loss related to contribution of net assets to Apex Tool Group, LLC	134.5	—
Restructuring and asset impairment charges	8.0	29.9
Interest expense, net	49.4	61.4

Income from continuing operations before income taxes	$530.1	$482.7

	Twelve Months Ended
	December 31,
	2010	2009
Return on Sales:
Energy & Safety Solutions	16.9%	15.5%
Electrical Products Group	14.8%	12.6%
Total Electrical Segments	15.9%	14.1%

Impact of Unusual Items

	Income From
	Continuing			Continuing
	Operations		Income from	Operations
	before	Income	Continuing	Net Income Per
	Income Taxes	Taxes	Operations	Common Share
				Basic	Diluted
Reported twelve months ended December 31, 2010	$530.1	$86.3	$443.8	$2.67	$2.64
Loss related to net assets contributed to JV	134.5	40.8	93.7	.56	.56

Sub-total	$664.6	$127.1	$537.5	$3.23	$3.20
Restructuring charges	8.0	1.6	6.4	.04	.04

Excluding adjustments	$672.6	$128.7	$543.9	$3.27	$3.24

Reported twelve months ended December 31, 2009	$482.7	$69.1	$413.6	$2.47	$2.46
Restructuring and asset impairment charges	29.9	5.5	24.4	.15	.14
Tax Benefits	—	12.8	(12.8)	(.08)	(.08)

Excluding adjustments	$512.6	$87.4	$425.2	$2.54	$2.52

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CONSOLIDATED BALANCE SHEETS
(PRELIMINARY)

	December 31,	December 31,
	2010	2009
	(in millions)
ASSETS
Cash and cash equivalents	$1,035.3	$381.6
Receivables, less allowances	795.9	697.7
Inventories	438.9	423.9
Current discontinued operations receivable	13.0	12.7
Other current assets	207.5	210.1

Total current assets	2,490.6	1,726.0

Property, plant and equipment, less accumulated depreciation	608.3	639.0
Investment in Apex Tool Group, LLC	511.3	—
Assets to be contributed to Apex Tool Group, LLC	—	588.9
Goodwill	2,356.5	2,338.3
Other intangible assets, less accumulated amortization	333.6	306.8
Long-term discontinued operations receivable	150.6	166.6
Other noncurrent assets	217.7	218.8

Total assets	$6,668.6	$5,984.4

LIABILITIES AND SHAREHOLDERS’ EQUITY
Short-term debt	$7.7	$9.4
Accounts payable	462.6	347.5
Accrued liabilities	510.1	460.6
Current discontinued operations liability	45.4	43.4
Current maturities of long-term debt	0.6	2.3

Total current liabilities	1,026.4	863.2

Long-term debt	1,420.4	922.7
Liabilities to be contributed to Apex Tool Group, LLC	—	140.1
Long-term discontinued operations liability	701.7	741.1
Other long-term liabilities	314.0	354.0

Total liabilities	3,462.5	3,021.1

Common stock, $.01 par value	1.7	1.7
Retained earnings	3,658.7	3,254.1
Treasury stock	(288.6)	(12.5)
Accumulated other nonowner changes in equity	(165.7)	(280.0)

Total shareholders’ equity	3,206.1	2,963.3

Total liabilities and shareholders’ equity	$6,668.6	$5,984.4

CONSOLIDATED STATEMENTS OF CASH FLOWS
(PRELIMINARY)

	Twelve Months Ended December
	31,
	2010	2009
	(in millions)
Cash flows from operating activities:
Net income	$443.8	$439.1
Adjust: (Income) related to discontinued operations	—	(25.5)

Income from continuing operations	443.8	413.6
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	140.1	145.6
Deferred income taxes	(24.8)	8.1
Excess tax benefits from stock options and awards	(13.8)	(2.7)
Equity in (income) of Apex Tool Group, LLC	(22.8)	—
Loss related to contribution of net assets to Apex Tool	134.5	—
Group, LLC
Restructuring and asset impairment charges	8.0	29.9
Changes in assets and liabilities(1)
Receivables	(102.6)	244.5
Inventories	(16.1)	175.0
Accounts payable and accrued liabilities	161.2	(211.7)
Discontinued operations assets and liabilities, net	(21.7)	24.0
Other assets and liabilities, net	14.7	(74.4)

Net cash provided by operating activities	700.5	751.9

Cash flows from investing activities:
Capital expenditures	(98.5)	(126.7)
Cash paid for acquired businesses	(93.2)	(61.4)
Proceeds from short-term investments	—	22.9
Proceeds from sales of property, plant and equipment and other	4.6	7.4

Net cash used in investing activities	(187.1)	(157.8)

Cash flows from financing activities:
Proceeds from issuances of debt	495.2	—
Debt issuance costs	(0.9)	(1.8)
Proceeds from debt derivatives	(0.3)	—
Repayments of debt, net	(4.3)	(299.6)
Dividends	(177.4)	(167.4)
Purchases of treasury shares	(276.1)	(12.5)
Purchases of common shares	—	(26.0)
Excess tax benefits from stock options and awards	13.8	2.7
Proceeds from exercise of stock options and other	81.4	20.1

Net cash provided by (used in) financing activities	131.4	(484.5)

Effect of exchange rate changes on cash and cash equivalents	8.9	13.2

Increase in cash and cash equivalents	653.7	122.8
Cash and cash equivalents, beginning of period	381.6	258.8

Cash and cash equivalents, end of period	$1,035.3	$381.6

(1) Net of the effects of translation and acquisitions

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RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
AND NET DEBT-TO-TOTAL CAPITALIZATION
(PRELIMINARY)

	December 31,	December 31,
	2010	2009
	(in millions where applicable)
Short-term debt	$7.7	$9.4
Current maturities of long-term debt	0.6	2.3
Long-term debt	1,420.4	922.7

Total debt	1,428.7	934.4
Total shareholders’ equity	3,206.1	2,963.3

Total capitalization	$4,634.8	$3,897.7

Total debt-to-total-capitalization ratio	30.8%	24.0%
Total debt	$1,428.7	$934.4
Less: Cash and cash equivalents	1,035.3	381.6

Net debt	$393.4	$552.8

Total capitalization	$4,634.8	$3,897.7
Less: Cash and cash equivalents	1,035.3	381.6

Total capitalization net of cash	$3,599.5	$3,516.1

Net debt-to-total-capitalization ratio	10.9%	15.7%

Free Cash Flow Reconciliation

	Twelve Months Ended December 31,
	2010	2009
	(in millions)
Net cash provided by operating activities	$700.5	$751.9
Less capital expenditures	(98.5)	(126.7)
Add proceeds from sales of property,	4.6	7.4
plant and equipment and other

Free cash flow	$606.6	$632.6